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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K


                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  NOVEMBER 20, 1997


                       COMPLETE BUSINESS SOLUTIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                    MICHIGAN
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)


         0-22141                                      38-2606945
(COMMISSION FILE NUMBER)               (I.R.S. EMPLOYER IDENTIFICATION NUMBER)


       32605 WEST TWELVE MILE ROAD, SUITE 250, FARMINGTON HILLS, MI 48334
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)             (ZIP CODE)


                                 (248) 488-2088
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


                                      NONE

         (FORMER NAME AND FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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ITEM 2.  ACQUISITIONS AND DISPOSITIONS OF ASSETS

On November 20, 1997 Complete Business Solutions, Inc. signed a definitive Merger Agreement with privately held Synergy Software, Inc.

The Merger Agreement provides that for all of the outstanding Synergy common stock, Complete Business Solutions Inc. exchange 695,447 shares of its common stock, and convert all existing Synergy Options into Complete Business Solutions, Inc. options. In negotiating the purchase price, the Company considered the current market value of its common stock, Synergy's special expertise in packaged software implementation, and As 400 and Open Systems, its experience in high-end consulting and track record of delivering a wide range of IT Solutions.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Financial Statements and Pro Forma Information.

As provided under Item 7(a)(4) of Form 8-K, the Company will file the required financial statements and pro forma financial information, regarding the acquired assets and business formerly operated by the Sellers within 60 days, because providing such statements and information at this time is impracticable. It is expected that such statements and information will be filed, by amendment, on or before January 19, 1998.

Exhibit No.     Description
-----------     -----------

10.1 Agreement and Plan of Merger dated as of November 20, 1997 among Synergy Software, Inc., Carl DePaolis, SSI Grantor Retained Annuity Trust II under Agreement dated August 11, 1997, Michael L. Lind, Andrew S. Martzloff, CBSI Acquisition Corporation and Complete Business Solutions, Inc.

10.2 Registration Rights Agreement by and among Complete Business Solutions, Inc., Carl DePaolis and the SSI Grantor
                Retained Annuity Trust II.


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                Complete Business Solutions, Inc.


                                By: /S/ Timothy S. Manney
                                    -------------------------------
Dated:  December 2, 1997              Timothy S. Manney
                                      Executive Vice President for Finance
                                      Administration





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                              INDEX TO EXHIBITS


Exhibit No.                   Description
-----------                   -----------

10.1                          Agreement and Plan of Merger

10.2                          Registration Rights Agreement